SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:  June 20, 2006
(Date of earliest event reported)

TENET HEALTHCARE CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

13737 Noel Road
Dallas, Texas  75240
(Address of principal executive offices, including zip code)

(469) 893-2200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                     Entry into a Material Definitive Agreement.

On June 20, 2006, Tenet Healthcare Corporation (the “Company”), adopted the Tenet Executive Severance Plan (the “ESP”), which amends and restates the existing Tenet Executive Severance Protection Plan (the “TESPP”) applicable to senior officers of the company, as well as certain severance protection guarantees embodied in offer letters and employment agreements applicable to other officers of the company, including hospital chief executive officers.

The terms of the new ESP, which is effective as of May 11, 2006, were approved by the Compensation Committee of the Company’s Board of Directors after consultation with its outside compensation consultant, in order to comply with the requirements of the American Jobs Creation Act of 2004 (the “JOBS Act”), which was codified by Section 409A of the Internal Revenue Code of 1986, as amended. The JOBS Act requires amendment of the existing severance arrangements by December 31, 2006.

The ESP, like the TESPP and other severance arrangements that it replaces, is intended to continue the company’s practice of strengthening retention and recruitment by offering competitive compensation packages consistent with industry standards. The ESP provides a consistent level of cash severance payments and other benefits to officers at the same level within the company and eliminates inconsistencies in benefits offered under existing severance arrangements, except that any higher level of benefits previously granted to any TESPP participant is “grandfathered” in under the ESP for a period of five years.

The severance benefits are payable in the event of a termination without cause, including a termination due to a change of control, as defined within the ESP. The definition of termination without cause is materially unchanged from the definition in the TESPP, except that the definition of change in control under the ESP follows the definition of change in control under the JOBS Act, but also includes the dissolution, liquidation or involuntary bankruptcy of the Company.

In the event of a qualifying termination, a covered officer will receive salary continuation, plus the officer’s target bonus under the company’s annual incentive plan and continuation of health and welfare benefits for a severance period as follows:

Officer Title:	Change in Control	Other Qualifying Termination
CEO:	3 years	3 years
CFO, COO and GC:	3 years	2-1/2 years
Other EVPs and SVPs:	2 years	1-1/2 years
VPs and hospital CEOs:	1-1/2 years	1 year

In the event of a change in control, but not in the event of any other qualifying termination, any unvested equity awards of the participants will automatically vest and become immediately exercisable unless a successor assumes the Company’s obligations with respect to the awards or substitutes comparable awards.

The ESP cannot be amended or terminated so as to reduce any benefits for a period of five years from its effective date and thereafter can be amended or terminated so as to reduce benefits only with one year’s advance notice to participants, but not within twenty-four months following a change in control.

A copy of the ESP will be filed with the Company’s next quarterly report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ E. Peter Urbanowicz
E. Peter Urbanowicz
General Counsel and Corporate Secretary

Date:  June 22, 2006